EXHIBIT 10.32
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            SECOND AMENDED AND RESTATED SECURITY AGREEMENT dated, December 31,
1997 ("Security Agreement") made by each of FiberMark, Inc. ("FiberMark"), a Delaware corporation, FiberMark Durable Specialties, Inc. ("FiberMark Durable"), a Delaware corporation, and FiberMark Filter and Technical Products, Inc. ("FiberMark Filter"), a Delaware corporation, to The CIT Group/Equipment Financing, Inc. ("CITEF"). FiberMark, FiberMark Durable and FiberMark Filter are each referred to herein as a "Guarantor" and collectively as the "Guarantors."

            PRELIMINARY STATEMENTS.

            1. Reference is made to the Amended and Restated Security Agreement, dated December 31, 1996, made by each of Specialty Paperboard/Endura Inc., a Delaware corporation ("Endura"), CPG Investors, Inc., a Delaware corporation ("CPG Investors"), CPG Holdings, Inc., a Delaware corporation ("CPG Holdings"), CPG-Warren Glen, a Virginia corporation ("CPG Warren"), Custom Papers Group, Inc., a Virginia corporation ("Custom"), Arcon Holdings Corp. ("Arcon Holdings"), a ________ corporation, and Arcon Coating Mills, Inc. ("Arcon Coating"), a ________ corporation, to CITEF (the "December 1996 Agreement").

            2. To the extent this Security Agreement amends the December 1996 Agreement, the December 1996 Agreement is amended, and to the extent this Security Agreement restates the December 1996 Agreement, the December 1996 Agreement is restated.

            3. Reference is made to each of (a) the Lease Agreement, dated as of April 29, 1994, by and between Specialty Paperboard, Inc. ("Specialty Paperboard"), as Lessee, and CITEF, as Lessor, as supplemented and amended by that certain Lease Supplement No. 1, dated as of April 29, 1994, that certain First Amendment to Lease Agreement, dated as of September 29, 1995, that certain Second Amendment to Lease Agreement, dated as of December 29, 1995, as otherwise amended, modified or supplemented from time to time, and as assigned and assumed pursuant to the Assignment and Assumption Agreement--NY, dated as of December 31, 1997, by and between FiberMark and FiberMark Office Products, LLC ("FiberMark Office" or the "Company") (the "Assignment and Assumption Agreement--NY") (the "Lease Agreement"), (b) the Third Amended and Restated Financing Agreement and Guaranty, dated December 31, 1997, among FiberMark, FiberMark Durable, FiberMark Filter and FiberMark Office, and CITEF, The CIT Group/Business Credit, Inc. ("CITBC"), the other lenders that may, subsequent to the date hereof, purchase from CITBC a portion of its rights and obligations under such Financing Agreement pursuant to, and in accordance with the terms and provisions thereof (CITBC and such other lenders each individually a "Lender" and collectively the "Lenders"), and CITBC as agent for the Lenders (the "Agent") (as it may hereafter be amended, modified or supplemented from time to time, being the "Financing Agreement"), (c) the Amended and Restated Guaranty, dated December 31, 1997, made by each Guarantor in favor of CITEF (the "Guaranty"), (d) the Support Agreement, dated as of June 30, 1994, between CITEF and Specialty Paperboard, as amended by that certain First Amendment to Support Agreement, dated as of September 29, 1995, as otherwise amended, modified or supplemented from time to time, and as assigned and assumed pursuant to the Assignment and Assumption Agreement--NY (the "Support Agreement"), (e) the Premises Lease, dated as of June 30, 1994, between Specialty Paperboard, as Premises
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Lessor, and CITEF, as Premises Lessee, as amended by that certain First
Amendment to Premises Lease, dated as of September 29, 1995, as otherwise amended, modified or supplemented from time to time, and as assigned and assumed pursuant to the Assignment and Assumption Agreement--VT, dated as of December 31, 1997, by and between FiberMark and FiberMark Office (the "Assignment and Assumption Agreement--VT") (the "Premises Lease"), and (f) the Premises Sublease, dated as of June 30, 1994, between CITEF, as Sublessor, and Specialty Paperboard, as Sublessee, as amended, modified or supplemented from time to time, and as assigned and assumed pursuant to the Assignment and Assumption Agreement--VT, whereby FiberMark Office is subleasing the Premises from CITEF. Capitalized terms used in this Security Agreement and not otherwise defined herein shall have the meanings set forth in Annex I, attached hereto.

            4. Each Guarantor represents that it is financially interested in the affairs of FiberMark Office and expects to benefit from and derive advantage from FiberMark Office's lease of certain equipment pursuant to the Lease Agreement.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby agrees as follows:

            ARTICLE XXXVI. Grant of Security. Each Guarantor hereby grants to CITEF a security interest in and on all of such Guarantor's right, title and interest in and to all of the following whether now owned or hereafter acquired or existing (the "Collateral"):

            Section 36.01. All present and hereafter acquired merchandise, inventory and goods held for sale or lease or to be furnished under contracts of service, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same; in all stages of production- from raw materials through work-in-process to finished goods - and all proceeds thereof of whatever sort (any and all such inventory, accessions, products being the "Inventory");

            Section 36.02. All of the now existing and future: (i) right to payment for goods sold by or services rendered by such Guarantor, including all accounts arising from sales or rendition of services made under any of such Guarantor's trade names or styles, or through any of such Guarantor's divisions; regardless of how such right is evidenced, whether secured or unsecured, or now existing or hereafter arising (whether or not specifically listed on schedules furnished to CITEF) (the "Accounts Receivables"), and any and all instruments, documents, contract rights, chattel paper, general intangibles, including, without limitation, all accounts created by or arising from all of such Guarantor's sales of goods or rendition of services to its respective customers,
(ii) unpaid seller's rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (iii) rights to any goods represented by any of the foregoing, including rights to returned or repossessed goods; (iv) reserves and credit balances arising hereunder; (v) guarantees or collateral for any of the foregoing; (vi) insurance policies or rights relating to any of the foregoing; and (vii) cash and non-cash proceeds of any and all the foregoing; and

            Section 36.03. all Proceeds of the foregoing. The security interests granted hereunder shall extend and attach to:


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a. All Collateral which is presently in existence and which is owned by such
Guarantor or in which the Company has any interest, whether held by the Company or others for its account; and

b. All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either CITEF or any Guarantor from any of the Guarantor's respective customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by each Guarantor, or to the sale, promotion or shipment thereof.

            ARTICLE XXXVII. Security for Guaranty Obligations. The Collateral secures the prompt and complete payment when due and performance of all of such Guarantor's obligations pursuant to the Guaranty (the "Obligations").

            ARTICLE XXXVIII. Representations and Warranties. Each Guarantor represents and warrants to CITEF as follows:

            Section 38.01. All of the Inventory is located at the places specified in Schedule I hereto. The chief place of business and chief executive office of each Guarantor and the office where each Guarantor keeps its records concerning Accounts Receivable are located at the address specified on Schedule I hereto. All originals of all chattel paper which evidence Accounts Receivable have been delivered to CITEF. None of the Accounts Receivable are evidenced by a promissory note or other instrument.

            Section 38.02. This Security Agreement has been duly executed and delivered by each Guarantor and constitutes a legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms and will not: (i) require any consent or approval of their respective stockholders; (ii) contravene their respective certificates of incorporation or by-laws; (iii) violate any provision of, or require any filing (other than the filing of the financing statements contemplated by the Security Documents), registration, consent or approval under any Law (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to such corporation; or (iv) result in a breach of or constitute a default under or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Guarantor is a party or by which it or its properties may be bound or affected.

            Section 38.03. Each Guarantor owns the Collateral free and clear of any Lien, except for (i) the security interest created by this Security Agreement and (ii) Liens granted in connection with or permitted pursuant to the Financing Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except (i) such as may have been filed in favor of CITEF relating to this Security Agreement and (ii) such as may have been filed in favor of the Agent relating to the Financing Agreement.

            Section 38.04. None of the Guarantors conducts any business under any name or trade name other than its proper corporate name.

            Section 38.05. Each Guarantor has exclusive possession and control of the Inventory.

            Section 38.06. As of the date of this Security Agreement, this


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Security Agreement creates a continuing Lien in the Collateral, securing the payment of the Obligations, all other actions necessary or desirable to perfect and protect such security interest have been duly taken.

            Section 38.07. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required either (i) for the grant by each Guarantor of the security interest granted hereby or for the execution, delivery or performance of this Security Agreement by each Guarantor or (ii) for the perfection of or the exercise by CITEF of their respective rights and remedies hereunder.

            Section 38.08. The Taxpayer Identification Number of each Guarantor is set forth on Schedule III hereto. ARTICLE XXXIX. Further Assurances .

            Section 39.01. Each Guarantor agrees that from time to time, at the expense of the Guarantors, each Guarantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that CITEF may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable CITEF to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Guarantor will: (i) mark conspicuously each document and agreement included in the Collateral and, at the request of CITEF, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to CITEF indicating that such Collateral is subject to the security interest granted hereby; (ii) if any Account Receivable shall be evidenced by a promissory note or other instrument or chattel paper deliver such to CITEF duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to CITEF; and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as CITEF may request, in order to perfect and preserve the security interest granted or purported to be granted hereby.

            Section 39.02. The Company hereby authorizes CITEF to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of each Guarantor where permitted by Law. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by Law.

            Section 39.03. Each Guarantor will furnish to CITEF from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as CITEF may request, all in reasonable detail.

            Section 39.04. Each Guarantor will defend the Collateral against all claims and demands of all Persons (other than CITBC, CITEF and Lender) claiming an interest therein. Each Guarantor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent where there is a Good Faith Contest to the validity thereof. In connection with any such Good Faith Contest each Guarantor will, at the request of CITEF, promptly


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provide a bond, cash deposit or other security reasonably satisfactory to protect the security interest of CITEF should such Good Faith Contest be unsuccessful.

            Section 39.05. In furtherance of the continuing assignment and security interest in each Guarantor's Accounts, each Guarantor will, upon the creation of Accounts, execute and deliver to CITEF in such form and manner as CITEF may reasonably require, solely for CITEF's convenience in maintaining records of collateral, such confirmatory schedules of Accounts as CITEF may reasonably request, and such other appropriate reports designating, identifying and describing the Accounts as CITEF may reasonably require. In addition, upon CITEF's request, each Guarantor shall provide CITEF with copies of agreements with, or purchase orders from, each Guarantor's respective customers, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other collateral as CITEF may reasonably require. Failure to provide CITEF with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. Each Guarantor hereby authorizes CITEF to regard its printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by an authorized officer or agent of each Guarantor.

            Section 39.06. Each Guarantor hereby represents and warrants that
(i) each Account is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by each Guarantor in the ordinary course of its business; (ii) the goods and inventory being sold and the Accounts created are the exclusive property of each Guarantor and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; (iii) the invoices evidencing such Accounts are in the name of each Guarantor; and
(iv) the respective customers of each Guarantor have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business of which each Guarantor has advised CITEF pursuant to Section 4(h) of this Security Agreement. Each Guarantor confirms to CITEF that any and all taxes or fees relating to its business, its sales, the Accounts or goods relating thereto, are its sole responsibility and that same will be paid by each Guarantor or when due and than none of said taxes or fees represent a lien on or claim against the Accounts. Each Guarantor also warrants and represents that it is a duly and validly existing corporation, and is qualified in all states and provinces where the failure to so qualify would have an adverse effect on the business of each Guarantor or the ability of each Guarantor to enforce collection of Accounts due from customers residing in such locations. Each Guarantor agrees to maintain such books and records regarding Accounts as CITEF may reasonably require and agrees that the books and records of each Guarantor will reflect CITEF's interest in the Accounts. All of the books and records of each Guarantor will be available to CITEF at normal business hours, including any records handled or maintained for each Guarantor by any other company or entity.

            Section 39.07. Until CITEF has advised any Guarantor to the


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contrary after the occurrence of an Event of Default, such Guarantor may and will enforce, collect and receive all amounts owing on the Accounts for CITEF's benefit and on CITEF's behalf, but at such Guarantor's expense; such privilege shall terminate automatically upon the institution by or against such Guarantor of any proceeding under any bankruptcy or insolvency law or, at the election of CITEF, upon the occurrence of any other Event of Default and until such Event of Default is waived. Any checks, cash, notes or other instruments or property received by such Guarantor with respect to any Accounts shall be held by such Guarantor in trust for CITEF, separate from such Guarantor's own property and funds, and immediately turned over to CITEF with proper assignments or endorsements by deposit to the Depository Accounts. All amounts received by CITEF in payment of Accounts will be credited to such Guarantor's accounts upon CITEF's receipt of "collected funds" at CITEF's bank account in New York, New York on the Business Day of receipt if received no later than 1:00 p.m. (New York time) or on the next succeeding Business Day if received no later than 1:00 p.m. (New York time). No checks, drafts or other instrument received by CITEF shall constitute final payment to CITEF unless and until such instruments have actually been collected.

            Section 39.08. Each Guarantor agrees to notify CITEF promptly of any matters materially affecting the value, enforceability or collectibility of any Account and of all material customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods. Each Guarantor agrees that it shall issue credit memoranda promptly (with duplicates to CITEF upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances, and may continue to do so until CITEF has notified any Guarantor that an Event of Default has occurred and that all future credits or allowances are to be made only after CITEF's prior written approval. Upon the occurrence of an Event of Default and until such time as such Event of Default is waived and on notice from CITEF, such Guarantor agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by such Guarantor, marked with CITEF's name and held by such Guarantor for CITEF's account as owner.

            Section 39.09. Each Guarantor will be credited with all amounts received by CITEF from each Guarantor or from others for each Guarantor's account, including, as set forth above, all amounts received by CITEF in payment of assigned Accounts and such amounts will be applied to payment of the Obligations. In no event shall prior recourse to any Accounts or other security granted to or by each Guarantor be a prerequisite to CITEF's right to demand payment of any Obligation. Further, it is understood that CITEF shall have no obligation whatsoever to perform in any respect any of such Guarantor's contracts or obligations relating to the Accounts. After the end of each month, CITEF shall promptly send each Guarantor a statement showing the accounting for the charges and other transactions occurring between CITEF and each Guarantor during that month. The monthly statements shall be deemed correct and binding upon each Guarantor and shall constitute an account stated between each Guarantor and CITEF unless CITEF receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

            ARTICLE XL. As to Inventory. Each Guarantor shall:


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            Section 40.01. Keep their respective Inventory (other than Inventory sold in the ordinary course of business) at the places therefor specified in
Schedule I hereto or, upon 30 days' prior written notice to CITEF, at such other places in jurisdictions where all action required by Section 4 shall have been taken with respect to the Inventory;

            Section 40.02. Safeguard, protect and hold all Inventory for CITEF's account and make no disposition thereof except in the regular course of the business of such Guarantor as herein provided. Until CITEF has given such Guarantor notice to the contrary, as provided for below, any Inventory may be sold and shipped by such Guarantor to its customers in the ordinary course of such Guarantor's business, on open account and on terms currently being extended by such Guarantor to its customers, provided that all proceeds of all sales (including cash, accounts receivable, checks, notes, instruments for the payment of money and similar proceeds) are forthwith transferred, endorsed, and turned over and delivered to CITEF in accordance with Section 4(g) of this Security Agreement. CITEF shall have the right to withdraw this permission at any time upon the occurrence of an Event of Default and until such time as such Event of Default is waived, in which event no further disposition shall be made of the Inventory by such Guarantor without CITEF's prior written approval. Cash sales or sales of Inventory in which a Lien upon, or security interest in, Inventory is retained by such Guarantor shall be made by such Guarantor only with the approval of CITEF, and the proceeds of such sales or sales of Inventory for cash shall not be commingled with such Guarantor's other property, but shall be segregated, held by such Guarantor in trust for CITEF as CITEF's exclusive property, and shall be delivered immediately by such Guarantor to CITEF in the identical form received by such Guarantor by deposit to the Depository Accounts. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in such Guarantor's Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, CITEF shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation;

            Section 40.03. Covenant that, except for Permitted Encumbrances, as defined in the Financing Agreement, each Guarantor is or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or Liens in favor of others other than the Liens in favor of the CITBC and CITEF; that each Guarantor will at its expense forever warrant and, at CITEF's request, defend the same from any and all claims and demands of any other person other than the Permitted Encumbrances. Each Guarantor will not grant, create or permit to exist, any Lien upon or security interest in the Collateral, or any proceeds thereof, in favor of any other Person other than the holders of the Permitted Encumbrances. None of the Guarantors will (i) change the location of its chief executive office/chief place of business from that specified in Schedule I attached hereto, or remove its


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books and records from the location specified in Schedule I, (ii) permit any of the Inventory to be kept at a location other than those listed on such Schedule I hereto or (iii) change its name (including the adoption of any new trade name), identity or corporate structure unless it shall have provided at least thirty (30) days prior written notice to CITEF of any such change. Each Guarantor will from time to time notify CITEF of each location at which any amount of the Collateral or such books and records are to be kept including for temporary processing, storage or similar purposes. Each Guarantor shall not remove any amount of Collateral or such books or records to a location not set forth on Schedule I or otherwise keep any amount of Collateral at a location not set forth on Schedule I unless, not less than thirty (30) days prior to the day such removal or other change occurs such Guarantor shall give written notice to CITEF of such removal or other change and the new location of such Collateral or such books and records. No action requiring notice to CITEF under this paragraph shall be effected until such filings and other measures required under applicable Law to continue uninterrupted the perfected security interest and Lien of CITEF in the Collateral affected thereby shall have been taken, and until CITEF shall have received such opinions of counsel with respect thereto as it shall have reasonably requested. Each Guarantor also agrees to advise CITEF promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or to the security interests granted to CITEF therein. Each Guarantor as to itself hereby authorizes CITEF to regard its printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of its authorized officers or agents;

            Section 40.04. Permit CITEF or any agent thereof to have access to the Inventory for purposes of inspection during normal business hours and upon reasonable notice to such Guarantor;

            Section 40.05. Promptly notify CITEF in writing of any material loss or damage to the Inventory;

            Section 40.06. Not sell, assign, lease, mortgage, transfer or otherwise dispose of any interest in the Inventory except as permitted in the Financing Agreement; and

            Section 40.07. Not use or permit the Inventory to be used for any unlawful purpose or in violation of any applicable Law or for hire.

            ARTICLE XLI. Insurance.

            Section 41.01. Each Guarantor shall, at its own expense, maintain insurance with respect to its respective Inventory in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to CITEF from time to time. Each policy for: (i) liability insurance shall provide for all losses to be paid on behalf of CITEF and such Guarantor as their respective interests may appear; and (ii) property damage insurance shall provide for all losses to be paid directly to CITEF. Each such policy shall in addition: (i) name CITEF as an insured party thereunder (without any representation or warranty by or obligation upon CITEF) as their interests may appear; (ii) contain the agreement by the insurer that any loss thereunder shall be payable to CITEF notwithstanding any action, inaction or breach of representation and warranty by such Guarantor; (iii) provide that there shall be no


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recourse against CITEF for payment of premiums or other amounts with respect thereto; and (iv) provide that at least thirty (30) days' prior written notice of amendment to, cancellation of or lapse shall be given to CITEF by the insurer. Each Guarantor shall, if so requested by CITEF, deliver to CITEF original or duplicate policies of such insurance and, as often as CITEF may request, a report of a reputable insurance broker with respect to such insurance. Further, each Guarantor shall, at the request of CITEF, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 4 and cause the respective insurers to acknowledge notice of such assignment.

            Section 41.02. Reimbursement under any liability insurance maintained by each Guarantor pursuant to this Section 6 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Inventory when subsection (a) of this Section 6 is not applicable, each Guarantor shall make or cause to be made the necessary repairs to or replacements of such Inventory, and any proceeds of insurance maintained by such Guarantor pursuant to this Section 6 shall be paid to such Guarantor as reimbursement for the costs of such repairs or replacements.

            ARTICLE XLII. As to Accounts Receivable and Collateral Generally.

            Section 42.01. Each Guarantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts Receivable, at the location therefor specified in Schedule I hereto or, upon 30 days' prior written notice to CITEF, at such other locations in a jurisdiction where all action required by Section 4 shall have been taken with respect to Accounts Receivable. Each Guarantor will hold and preserve such records and will permit representatives of CITEF to inspect and make abstracts from such records.

            Section 42.02. Each Guarantor will not (i) amend, modify, terminate or waive any provision of any contract, license or agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of such contract, license or Account as Collateral, (ii) fail to exercise promptly and diligently each and every material right which it may have under each material contract, license or agreement giving rise to an Account (other than any right of termination), except in a manner consistent with the ordinary and customary conduct of its business or (iii) fail to deliver to CITEF upon its reasonable request a copy of each material demand, notice or document received by it relating in any way to any material contract, license or agreement giving rise to an Account.

            Other than in the ordinary course of business as generally conducted by each Guarantor over a period of time, each Guarantor will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

            Section 42.03. Except as otherwise provided in this subsection (c), each Guarantor shall continue to collect, at its own expense, all amounts due or to become due to each Guarantor under the Accounts Receivable. In connection with such collections, each Guarantor may take (and, at CITEF's discretion, shall take) such


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action as such Guarantor or CITEF may deem necessary or advisable to enforce collection of the Accounts Receivable; provided, however, that CITEF shall have the right at any time, upon the occurrence and during the continuance of an Event of Default upon written notice to such Guarantor of its intention to do so, to notify the account debtors or obligors under any Accounts Receivable of the assignment of such Accounts Receivable to CITEF and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Guarantor thereunder directly to CITEF and, upon such notification and at the expense of such Guarantor, to enforce collection of any such Accounts Receivable, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Guarantor might have done. After receipt by such Guarantor of the notice from CITEF referred to in the proviso to the preceding sentence and as long as there is an Event of Default,
(i) all amounts and proceeds (including instruments) received by such Guarantor in respect of the Accounts Receivable shall be received in trust for the benefit of CITEF, shall be segregated from other funds of such Guarantor and shall be forthwith paid over to CITEF in the same form as so received (with any necessary endorsement) to be held as cash Collateral, or be applied as provided by Section 13(b), as determined by CITEF, and (ii) no Guarantor shall adjust, settle or compromise the amount or payment of any Account Receivable, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon, other than any discount allowed for prompt payment.

            Section 42.04. Upon the release of all Liens granted by each Guarantor to the Agent under and pursuant to the Financing Agreement, and provided that no Event of Default has occurred and is continuing under the Lease Agreement, CITEF will release its Lien in the Collateral.

            Section 42.05. Any delay, or omission by CITEF to exercise any right hereunder, shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver is in writing and signed by CITEF. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

            Section 42.06. To the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other Person, then CITEF shall have the right in its sole discretion to determine which rights, security, Liens, security interests or remedies CITEF shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of CITEF's rights hereunder.

            Section 42.07. Upon the request of CITEF, each Guarantor will, at the sole expense of each Guarantor, promptly and duly execute and deliver such further instruments and documents and take such further action as CITEF may reasonably request for the purpose of obtaining or preserving the full benefits of the Lease Agreement, the Guaranty and this Security Agreement and of the rights and powers herein and therein granted for the benefit of CITEF.

            Each Guarantor will comply with the requirements of all state and federal Laws in order to grant to CITEF valid and continuing security interests and Liens in the Collateral, subject only to the Permitted Encumbrances. CITEF is hereby authorized by each Guarantor to file any financing statements covering the Collateral whether or not each Guarantor's signature appears thereon. Each Guarantor agrees to do whatever CITEF may request, from time to time, by way of: filing notices of Liens, financing statements, amendments, renewals and continuations thereof; cooperating with CITEF; keeping stock records; and performing such further acts as CITEF may reasonably require in order to perfect the Liens contemplated by this Security Agreement in favor of CITEF.

            Any reserves or balances to the credit of each Guarantor and any other property or assets of each Guarantor in the possession of CITEF may be held by such holder as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The Liens and security interests granted herein and any other Lien or security interest CITEF may have in any other assets of the Company, shall secure payment and performance of all now existing and future Obligations. CITEF may in its discretion charge any or all of the Obligations to the account of each Guarantor when due.

            ARTICLE XLIII. Transfer and Other Liens. No Guarantor shall:

            Section 43.01. Sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted in the Financing Agreement.

            Section 43.02. Create or suffer to exist any Lien upon or with respect to any of the Collateral except Permitted Encumbrances.

            ARTICLE XLIV. CITEF Appointed Attorney-in-Fact . Each Guarantor hereby irrevocably appoints CITEF such Guarantor's attorney-in-fact, with full authority in the place and stead of the Company and in the name of such Guarantor, CITEF or otherwise, to, after the occurrence and during the continuance of an Event of Default, take any action and to execute any instrument which CITEF may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation:

            Section 44.01. to obtain and adjust insurance required to be paid to CITEF pursuant to Section 6;

            Section 44.02. to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

            Section 44.03. to receive, endorse, assign, and collect any and all checks, notes, drafts and other negotiable and non-negotiable instruments, documents and chattel paper, in connection with clause (a) or (b) above, and such Guarantor waives notice of presentment, protest and non-payment of any instrument, document or chattel paper so endorsed or assigned;

            Section 44.04. to file any claims or take any action or institute any proceedings which CITEF may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of CITEF with respect to any of the Collateral;

            Section 44.05. to sell, transfer, assign or otherwise deal in or with the Collateral or the proceeds or avails thereof, as full and effectually as if CITEF were the absolute owner thereof;

            Section 44.06. to receive, open and dispose of all mail addressed to such Guarantor and to notify postal authorities to change the address for delivery thereof to such address as CITEF may designate;

            Section 44.07. to request from customers indebted on Accounts at any time, in the name of CITEF or such Guarantor or that of CITEF's designee, information concerning the amounts owing on the Accounts;

            Section 44.08. to transmit to customers indebted on Accounts notice of CITEF's interest therein and to notify customers indebted on Accounts to make payment directly to CITEF for such Guarantor' account; and

            Section 44.09. to take or bring, in the name of CITEF or such Guarantor, all steps, actions, suits or proceedings deemed by CITEF necessary or desirable to enforce or effect collection of the Accounts.

            Notwithstanding anything herein above contained to the contrary, the powers set forth in (f), (h) and (i) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived in writing.

            Each Guarantor hereby ratifies and approves all acts other than those which result from CITEF's gross negligence or willful misconduct, of CITEF, as its attorney in-fact, pursuant to this Section 9, and CITEF, as its attorney in-fact, will not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law other than those which result from CITEF's gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable so long as this Security Agreement remains in effect.

            Each Guarantor also authorizes CITEF, at any time and from time to time, to communicate in its own name with any party to any contract, agreement or instrument included in the Collateral with regard to the assignment of such contract, agreement or instrument and other matters relating thereto.

            ARTICLE XLV. CITEF May Perform. If any Guarantor fails to perform any agreement contained herein, CITEF may itself perform, or cause performance of, such agreement, and the expenses of CITEF incurred in connection therewith shall be payable by such Guarantor under Section 13(b).

            ARTICLE XLVI. CITEF's Duties. The powers conferred on CITEF hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, CITEF shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

            ARTICLE XLVII. Remedies. If any Event of Default as defined in the Lease Agreement has occurred and is continuing:

            Section 47.01. CITEF may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") (whether or not the Code applies to the affected Collateral) and also may (i) require each Guarantor to, and such Guarantor hereby agrees that it will at its expense and upon the request of CITEF forthwith, assemble all or part of the Collateral as directed by CITEF and make it available to CITEF at a place to be designated by CITEF which is reasonably convenient to both parties and (ii) to enter the premises where any of the Collateral is located and take and carry away the same, by any of its representatives, with or without legal process, to CITEF's place of storage, and (iii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of CITEF's offices or elsewhere, for cash, on credit or for future delivery and upon such other terms as CITEF may deem commercially reasonable. Each Guarantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to such Guarantor of the time and place of any public or private sale is to be made shall constitute reasonable notification. CITEF shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. CITEF may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place it was so adjourned.

            Section 47.02. All cash proceeds received by CITEF in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of CITEF, be held by CITEF as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to CITEF pursuant to Section 13) in whole or in part by CITEF against, all or any part of the Obligations in such order as CITEF shall elect. Any surplus of such cash or cash proceeds held by CITEF and remaining after payment in full of all the Obligations to CITEF shall be paid over to such Guarantor. If the proceeds of the sale of the Collateral are insufficient to pay all the Obligations each Guarantor agrees to pay upon demand any deficiency to CITEF.

            Section 47.03. Immediately upon the occurrence of any Event of Default and so long as such Event of Default is continuing, CITEF may to the extent permitted by Law: (i) remove from any premises where same may be located any and all documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or CITEF may use, at such Guarantor's expense, any of such Guarantor's personnel, supplies or space at such Guarantor's places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (ii) bring suit, in the name of such Guarantor or CITEF, and generally shall have all other rights respecting said Accounts, including without limitation the right to accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of such Guarantor or CITEF; and (iii) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at CITEF's sole option and discretion, and CITEF may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by such Guarantor.

            ARTICLE XLVIII. Indemnity and Expenses.

            Section 48.01. Each Guarantor jointly and severally agrees to indemnify CITEF from and against any and all claims, losses and liabilities growing out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from CITEF's gross negligence or willful misconduct.

            Section 48.02. Each Guarantor will upon demand pay to CITEF the amount of any and all expenses, including the fees and out of pocket disbursements of its counsel and of any experts and agents, which CITEF may incur in connection with (i) filing or recording fees incurred in connection with this Security Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of CITEF hereunder, or (iv) the failure by any Guarantor to perform or observe any of the provisions hereof. CITEF shall not be liable to the Company for damages as a result of delays, temporary withdrawals of the Equipment from service or other causes other than those caused by CITEF's gross negligence or willful misconduct.

            ARTICLE XLIX. Amendments; Etc. No amendment or waiver of any provision of this Security Agreement nor consent to any departure by any Guarantor herefrom shall in any event be effective unless the same shall be in writing and signed by CITEF, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            ARTICLE L. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and, if to each Guarantor, mailed or delivered by messenger or sent by facsimile, addressed to it 161 Wellington Road, P.O. Box 498, Brattleboro, Vermont 05302; and if to CITEF, mailed or delivered by messenger or sent by facsimile to it, addressed to it at the address of CITEF at 1211 Avenue of the Americas, New York, New York 10036, Attention: Senior Credit Officer; or as to any such party at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed or delivered by messenger or sent by facsimile, respectively, be effective when received in the mails or delivered to the messenger or sent by facsimile, respectively, addressed as aforesaid.

            ARTICLE LI. Continuing Security Interest; Transfer of Lease. This Security Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Obligations (after the termination of the Guaranty), (ii) be binding upon each Guarantor, its successors and assigns, and (iii) inure to the benefit of CITEF and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), subject to the terms of the Guaranty CITEF may assign or otherwise transfer all or a portion of its rights and obligations under the Guaranty to any other Person and such other Person shall thereupon become vested with all the benefits in respect thereof granted to CITEF herein or otherwise. Upon the payment in full of the Obligations (after the termination of the Guaranty), the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the respective Guarantor. Upon any such termination, CITEF will, at such Guarantor's expense, execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination.

            ARTICLE LII. Governing Law; Terms. This Security Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein, terms used in Article 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

            ARTICLE LIII. Miscellaneous. This Security Agreement is in addition to and not in limitation of any other rights and remedies CITEF may have by virtue of any other instrument or agreement heretofore, contemporaneously herewith or hereafter executed by each Guarantor or by applicable Law or otherwise. If any provision of this Security Agreement is contrary to applicable Law, such provision shall be deemed ineffective without invalidating the remaining provisions hereof. If and to the extent that applicable Law confers any rights in addition to any of the provisions of this Security Agreement, the affected provision shall be considered amended to conform thereto. CITEF shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder. A waiver by CITEF of any right or remedy hereunder on any one occasion, shall not be construed as a bar to or waiver of any such right or remedy which CITEF would have had on any future occasion nor shall CITEF be liable for exercising or failing to exercise any such right or remedy

            ARTICLE LIV. Waiver of Trial by Jury . THE PARTIES TO THIS SECURITY AGREEMENT ACKNOWLEDGE THAT JURY TRIALS OFTEN ENTAIL ADDITIONAL EXPENSES AND DELAYS NOT OCCASIONED BY NONJURY TRIALS. THE PARTIES TO THIS SECURITY AGREEMENT AGREE AND STIPULATE THAT A FAIR TRIAL MAY BE HAD BEFORE A STATE OR FEDERAL JUDGE IN A COURT LOCATED IN NEW YORK COUNTY BY MEANS OF A BENCH TRIAL WITHOUT A JURY. IN VIEW OF THE FOREGOING, AND AS A SPECIFICALLY NEGOTIATED PROVISION OF THIS SECURITY AGREEMENT, EACH PARTY TO THIS SECURITY AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS SECURITY AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS SECURITY AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            IN WITNESS WHEREOF, each Guarantor has caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.



                              FIBERMARK, INC.


                              By:_____________________________________
                                 Name:
                                 Title:


                              FIBERMARK DURABLE SPECIALTIES, INC.


                              By:_____________________________________
                                 Name:
                                 Title:



                              FIBERMARK FILTER AND TECHNICAL
                                PRODUCTS, INC.


                              By:_____________________________________
                                 Name:
                                 Title:



THE CIT GROUP/EQUIPMENT FINANCING, INC.


By______________________________________
  Name:
  Title:

                                   SCHEDULE I
                              to Security Agreement

                  Place of Business and Locations of Collateral

Chief Place of Business
  and Chief Executive Office

                  FiberMark, Inc.
                  161 Wellington Road
                  Brattleboro, VT  05301


                  FiberMark Durable Specialties, Inc.
                  161 Wellington Road
                  Brattleboro, VT  05301


                  FiberMark Filter and Technical Products, Inc.
                  ___________________________
                  ___________________________
                  ___________________________

Location of Inventory

                  FiberMark, Inc.

                        none

                  FiberMark Durable Specialties, Inc.

                        Endura Converted Products
                        45 N. 4th Street
                        Quakertown, PA 18951

                  FiberMark Filter and Technical Products, Inc.

                        Virginia Bonded Warehouse
                        2500 Deepwater Terminal Road
                        Richmond, VA 23234

                        James River Corporation of Virginia
                        120 Tredegar Street
                        Richmond, VA 23219

                        Milco Warehouse - 6900 and 6866
                        Old Orion Court
                        Rochester Hills, MI 48306

                        Fitchburd Mill
                        44 Old Princeton Road
                        Fitchburg, MA 01420


                                      S-I-1

                        Beaver Falls
                        Main Street
                        P.O. Box 130
                        Beaver Falls, NY 13305

                        Richmond Mill
                        140 Tredegar Street
                        Richmond, VA 23219

                        Rochester Mill
                        340 Mill Street
                        Rochester, MI 48307


                                      S-I-2

                                   SCHEDULE II
                              to Security Agreement

                                   SCHEDULE OF
                         OWNED AND LEASED REAL PROPERTY



                                [TO BE PROVIDED]


                                     S-II-1

                                  SCHEDULE III
                              to Security Agreement

                         TAXPAYER IDENTIFICATION NUMBER


FIBERMARK, INC.:  ____________________

FIBERMARK DURABLE SPECIALTIES, INC.: ____________________

FIBERMARK FILTER AND TECHNICAL PRODUCTS, INC.:  ____________________


                                     S-III-1

                                     ANNEX I
                              to Security Agreement

            Accounts shall mean all of the applicable Guarantor's now existing and future: (a) Accounts Receivable (whether or not specifically listed on schedules furnished to CITEF), and any and all instruments, documents, contract rights, chattel paper, general intangibles, including, without limitation, all accounts created by or arising from all of each Guarantor's sales of goods or rendition of services to its customers, (b) unpaid seller's rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (c) rights to any goods represented by any of the foregoing, including rights to returned or repossessed goods; (d) reserves and credit balances arising hereunder; (e) guarantees or collateral for any of the foregoing; (f) insurance policies or rights relating to any of the foregoing; and (g) cash and non-cash proceeds of any and all the foregoing.

            Accounts Receivable means any right to payment for goods sold by or services rendered by each Guarantor, including all accounts arising from sales or rendition of services made under each Guarantor's trade names or styles, or through any of each Guarantor's divisions; regardless of how such right is evidenced, whether secured or unsecured, or now existing or hereafter arising.

            Brattleboro Collateral shall mean all of FiberMark Office's present and future Equipment and Real Estate of FiberMark Office whether now or hereafter owned by FiberMark Office and located on the Brattleboro, Vermont property owned by FiberMark Office; and to the extent not otherwise included, all proceeds and products of any and all of the foregoing.

            Depository Accounts shall mean those accounts owned by, and in the name of, the Agent and designated by the Agent for the deposit of proceeds of Collateral.

            Equipment shall mean all present and hereafter acquired machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, located the Brattleboro, Vermont property owned by FiberMark Office, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds of whatever sort.

            Event of Default means a failure by any Guarantor to fulfill its obligations under the Guaranty.

            Governmental Authority shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            Indebtedness shall mean at any date:

            (a) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations);

            (b) obligations as lessee under Capital Leases;

            (c) reimbursement obligations under letters of credit issued for the account of any Person;

            (d) all reimbursement obligations arising under bankers' or trade acceptances;

            (d) all guarantees, endorsements (other than for collection or deposit in the


                                     A-I-1
ordinary course of business), and other contingent obligations to purchase any of the items included in this definition, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss;

            (e) all obligations secured by any Lien on property owned by such Person, whether or not the obligations have been assumed; and

            (f) all obligations under any agreement providing for a swap, ceiling rates, ceiling and floor rates, contingent participation or other hedging mechanisms with respect to interest payable on any of the items described in this definition.

            Law means any treaty, foreign, federal, state or local statute, law, rule, regulation, ordinance, order, code, policy, or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, consent decree or judgment.

            Lien shall mean any mortgage, pledge, lien, security interest, charge, encumbrance, financing statement, title retention or any other right or claim of any person, including, without limitation, any environmental lien.

            Material Adverse Change means (a) a material adverse change in the status of the business, results of operations, condition (financial or otherwise), prospects, profitability, assets, operations, or property of any Guarantor or the Company, or (b) any event or occurrence of whatever nature which could have a material adverse effect on any Guarantor's ability to perform its obligations under the Guaranty or the Company's ability to perform its obligations under the Lease Agreement.

            Permitted Encumbrances shall mean:

            (a) Liens expressly permitted, or consented to, by the Agent;

            (b) Liens expressly permitted, or consented to, by CITEF pursuant to the Lease Agreement in the event that all Liens granted by FiberMark Office to the Agent under and pursuant to the Financing Agreement have been released;

            (c) Purchase Money Liens;

            (d) Permitted Liens;

            (e) Liens granted the Agent by FiberMark Office or any Guarantor;

            (f) Liens granted CITEF by FiberMark Office in the event that all Liens granted by FiberMark Office to the Agent under and pursuant to the Financing Agreement have been released;

            (g) Liens of judgment creditors provided such Liens do not exceed, in the aggregate, at any time, Two Hundred Fifty Thousand Dollars ($250,000) (other than Liens bonded or insured to the reasonable satisfaction of the Agent or CITEF in the event that all Liens granted by FiberMark Office to the Agent under and pursuant to the Financing Agreement have been released);

            (h) Liens for taxes not yet due and payable or which are the subject of a Good Faith Contest and which Liens are not x) other than with respect to Real Estate, senior to the Liens of the Agent or y) for taxes due the United States of America; provided, however, that in no event shall any Environmental Lien be deemed to be a Permitted Encumbrance; and

            (i) Liens granted by FiberMark Office to CITEF securing FiberMark Office's obligations under the Lease Agreement and Liens granted by each Guarantor securing


                                     A-I-2
each Guarantor's guaranty of such obligations; and

            (j) Liens granted by FiberMark Office or any Guarantor on any of its assets other than (i) the Brattleboro Collateral, (ii) each Guarantor's or FiberMark Office's Accounts and (iii) each Guarantor's and FiberMark Office's Inventory.

            Permitted Liens shall mean:

            (i) Liens of local, provincial, or state authorities for franchise or other like taxes provided the aggregate amounts secured by such Liens shall not exceed One Hundred Thousand Dollars ($100,000) in the aggregate outstanding at any one time;

            (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other like Liens imposed by Law, created in the ordinary course of business and for amounts not yet due or which are the subject of a Good Faith Contest;

            (iii) deposits made (and the Liens thereon) in the ordinary course of business (including, without limitation, security deposits for leases, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of Indebtedness), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; and

            (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate and which are listed in Schedule B of the title insurance policy delivered to the Agent pursuant to the Financing Agreement and delivered to CITEF; provided, however, that in no event shall any Environmental Lien be deemed to be a Permitted Lien.

            Person shall means an individual, a corporation, a partnership, an unincorporated organization, an association, a joint stock company, a joint venture, a trust, an estate, a government or any agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

            Proceeds shall have the meaning assigned to it in the Uniform Commercial Code, and in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to CITEF from time to time with respect to any of the Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to CITEF from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency or any other Person (whether or not acting under color of governmental authority); (iii) any and all accounts arising out of, any chattel paper evidencing, any lease of, and any and all other rents or profits or other amounts from time to time paid or payable in connection with, any of the Collateral; and (iv) any and all proceeds of any sale, transfer or other disposition of the Collateral.

            Purchase Money Liens shall mean Liens on any item of equipment acquired by


                                     A-I-3

            FiberMark Office after the date of the Financing Agreement provided that (a) each such Lien shall attach only to the property to be acquired, (b) a description of the property so acquired is furnished to the Agent and CITEF, and
(c) the debt incurred in connection with such acquisitions shall not exceed, in the aggregate, Five Hundred Thousand Dollars ($500,000) in any Fiscal Year.

            Real Estate shall mean the fee and/or leasehold interests in the real property of FiberMark Office located at Brattleboro, Vermont which has been encumbered, mortgaged, pledged or assigned to the Agent or to the Agent's designee for the ratable benefit of the Lenders.

            Security Documents means this Security Agreement, the Guaranty and any other security agreement granting a Lien on any assets of FiberMark Office to secure the Obligations.


                                     A-I-4

                                                                    DRAFT 2/1/98


                           SECOND AMENDED AND RESTATED


                               SECURITY AGREEMENT


                                      among


                                 FIBERMARK, INC.

                       FIBERMARK DURABLE SPECIALTIES, INC.

                                       and

                  FIBERMARK FILTER AND TECHNICAL PRODUCTS, INC.


                                       and


                     THE CIT GROUP/EQUIPMENT FINANCING, INC.



                            Dated: December 31, 1997

                                      Index


                                                                            Page
PRELIMINARY STATEMENT..................................................        1

SECTION 1.   GRANT OF SECURITY ........................................        9

SECTION 2.   SECURITY FOR GUARANTY OBLIGATIONS.........................       10

SECTION 3.   REPRESENTATIONS AND WARRANTIES............................       10

SECTION 4.   FURTHER ASSURANCES .......................................       11

SECTION 5.   AS TO INVENTORY ..........................................       14

SECTION 6.   INSURANCE ................................................       15

SECTION 7.   AS TO ACCOUNTS RECEIVABLE ................................       16

SECTION 8.   TRANSFER AND OTHER LIENS .................................       18

SECTION 9.   CITEF APPOINTED ATTORNEY-IN-FACT .........................       18

SECTION 10.  CITEF MAY PERFORM ........................................       19

SECTION 11.  CITEF'S DUTIES ...........................................       19

SECTION 12.  REMEDIES .................................................       20

SECTION 13.  INDEMNITY AND EXPENSES ...................................       21

SECTION 14.  AMENDMENTS; ETC. .........................................       21

SECTION 15.  ADDRESSES FOR NOTICES ....................................       21

SECTION 16.  CONTINUING SECURITY INTEREST; TRANSFER OF LEASE ..........       21

SECTION 17.  GOVERNING LAW; TERMS .....................................       22

SECTION 18.  MISCELLANEOUS ............................................       22

SECTION 19.  WAIVER OF TRIAL BY JURY ..................................       22

SCHEDULE I  S-I-1

SCHEDULE II............................................................   S-II-1

SCHEDULE III...........................................................  S-III-1

ANNEX I................................................................    A-I-1